UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2015

Interpace Diagnostics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(862) 207-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On November 25, 2015, Interpace Diagnostics Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, that the Company expects to enter into an Agreement and General Release (the “Agreement”) with Gerald R. Melillo, Jr., the Company’s former President, Sales Services.
This Amendment No. 1 on Form 8-K/A amends and supplements the Initial Form 8-K and is being filed to disclose the material terms and conditions of the Agreement and file the Agreement as Exhibit 10.1 hereto, which was entered into on January 6, 2016.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 6, 2016, the Company entered into the Agreement with Mr. Melillo. Pursuant to the Agreement, Mr. Melillo will receive a lump sum cash severance payment of $321,360, equal to 12 months’ base salary, and a lump sum cash payment of $99,539, equal to the average of the cash incentive compensation paid to Mr. Melillo over the preceding three years.
The Company has previously granted Mr. Melillo 122,484 shares of restricted stock and 48,194 stock appreciation rights (“SARs”). The unvested shares of restricted stock and SARs would typically be forfeited on the date of the employee’s termination. In connection with Mr. Melillo’s separation, under the Agreement, the outstanding shares of restricted stock and SARs vested and became exercisable (as applicable) upon the closing of the sale of the Company’s Commercial Services business, which occurred on December 22, 2015.
Under the Agreement, Mr. Melillo is entitled to receive 12 months’ of continued medical coverage at the Company’s expense, which is valued at approximately $24,288.
The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Agreement and General Release, dated January 6, 2016, by and between Gerald Melillo and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: January 8, 2016	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBITNUMBER	DESCRIPTION
10.1	Agreement and General Release, dated January 6, 2016, by and between Gerald Melillo and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.)